As filed with the Securities and Exchange Commission on May 2, 2006.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada	7372	98-0407194
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
COREL CORPORATION
Exact name of registrant as specified in its charter)
Canada
(State or other jurisdiction of incorporation or organization)
98-0407194
(I.R.S. Employer Identification No.)

1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7
(Address of principal executive offices)

2003 Share Option and Phantom Unit Plan, as amended
2006 Equity Incentive Plan
(Full title of the plan)

Christopher DiFrancesco, Esq.
Vice President, Legal, General Counsel and Secretary
Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7
(613) 728-0826
(Name, address and telephone number,
including area code, of agent for service)

With copies to:
Darren E. Sukonick, Esq.
Joshua B. Goldstein, Esq.
Torys LLP
237 Park Avenue
New York, New York 10017
(212) 880-6000
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum
Title of each class of	Amount to be	aggregate	Amount of
securities to be Registered	Registered (1)	offering price(3)	registration fee
Common Shares, no par value (2)	4,262,080	$15.88	$7,243

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding Common Shares.

(2)	Represents the maximum number of Common Shares issuable under the Corel Corporation 2003 Share Option and Phantom Unit Plan, as amended, and 2006 Equity Incentive Plan.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale price of Corel Corporation Common Shares as reported by Nasdaq National Markets on May 1, 2006.

EXPLANATORY NOTE
This registration statement registers common shares, no par value (the “Common Shares”) of Corel Corporation (the “Company”) underlying options and units that were issued and sold or may be issued and sold under the Company’s 2003 Share Option and Phantom Unit plan, as amended and 2006 Equity Incentive Plan (collectively, the “Plans”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the SEC are incorporated by reference in this registration statement:
(a) The Company’s prospectus, dated April 25, 2006 filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), that contains audited consolidated financial statements of Corel Corporation and its subsidiaries for the fiscal year ended November 30, 2005;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s Prospectus; and
(c) The description of the Common Shares contained in the Registration Statement on Form 8-A dated April 14, 2006 filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.

     Under the Canadian Business Corporation Act (the “CBCA”), the Company may indemnify a current or former director or officer of the company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or another entity.
     However, indemnification is prohibited under the CBCA unless the individual:
•	acted honestly and in good faith with a view to the Company’s best interests for which the individual acted as director or officer or in a similar capacity at the Company’s request;

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.
     The CBCA provides that the Company may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with a proceeding referred to above.
     The Company’s bylaws require the Company to indemnify, to the fullest extent permitted by the CBCA, each of the Company’s current or former directors or officers and each person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and their heirs and legal representatives.
     The Company’s bylaws authorize it to purchase and maintain insurance for the benefit of each of the Company’s current or former directors or officers and each person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and their heirs and legal representatives.
     The Company has entered into indemnity agreements with the Company’s directors and officers which provide, among other things, that the Company will indemnify him or her for expenses reasonably incurred by such individual in respect of a proceeding in which such individual is or may be joined as a party or is or may be liable for or in respect of penalty by reason of such individual being or having been a director or officer; provided that, the Company shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Company’s best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
     At present, the Company are not aware of any pending or threatened litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification would be required or permitted.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit
3.1*	Certificate and Articles of Continuance of the Registrant, as currently in effect

3.2*	Articles of Amendment of the Registrant, as currently in effect

3.3*	By-laws of the Registrant, as currently in effect

4.1*	Form of Registration Rights Agreement

4.2*	Form of Corel Corporation Common Share Certificate

5.1	Opinion of Torys LLP regarding legality

10.7*	2003 Share Option and Phantom Unit Plan

10.8*	2006 Equity Incentive Plan

10.9*	Form of Equity Award

23.1	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Torys LLP (included in opinion referenced in Exhibit 5.1)

*	Incorporated by reference to the exhibit of the same number in the Company’s Registration Statement on Form F-1, as amended (File No. 333-132970).
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on May 2, 2006.

COREL CORPORATION

By:	/s/ DAVID DOBSON
Name: David Dobson
Title: Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amish Mehta, David Dobson, Douglas McCollam, Randy Eisenbach and Christopher DiFrancesco and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:
COREL CORPORATION

Name	Title	Date

/s/ DAVID DOBSON	Chief Executive Officer (Principal Executive Officer)
David Dobson	and Director	May 2, 2006

/s/ DOUGLAS MCCOLLAM	Chief Financial Officer and Director (Principal Financial
Douglas McCollam	Officer and Accounting Officer) and Director	May 2, 2006

/s/ AMISH MEHTA	Director
Amish Mehta	(Authorized Representative in the United States)	May 2, 2006

/s/ ALEXANDER SLUSKY	Director	May 2, 2006
Alexander Slusky

/s/ STEVEN COHEN	Director	May 2, 2006
Steven Cohen

/s/ J. IAN GIFFEN	Director	May 2, 2006
J. Ian Giffen

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	Certificate and Articles of Continuance of the Registrant, as currently in effect

3.2*	Articles of Amendment of the Registrant, as currently in effect

3.3*	By-laws of the Registrant, as currently in effect

4.1*	Form of Registration Rights Agreement

4.2*	Form of Corel Corporation Common Share Certificate

5.1	Opinion of Torys LLP regarding legality

10.7*	2003 Share Option and Phantom Unit Plan

10.8*	2006 Equity Incentive Plan

10.9*	Form of Equity Award

23.1	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Torys LLP (included in opinion referenced in exhibit 5.1)

*	Incorporated by reference to the exhibit of the same number in the Company’s Registration Statement on Form F-1, as amended (File No. 333-132970).